Exhibit 99.1

Annaly Capital Management, Inc. Promotes Ilker Ertas to Chief Investment Officer

December 14, 2021

NEW YORK -- Annaly Capital Management, Inc. (NYSE: NLY) (the “Company” or “Annaly”) announced today that it has promoted Ilker Ertas to Chief Investment Officer effective immediately. He will continue to report to David L. Finkelstein, Annaly’s Chief Executive Officer and a member of the Company’s Board of Directors, who previously held the role of Chief Investment Officer since 2016.

As Chief Investment Officer, Mr. Ertas will be responsible for overseeing all of Annaly’s investment strategies including capital allocation, growth initiatives and overall portfolio operations. He will continue to serve as a member of Annaly’s Operating Committee.

Mr. Ertas has demonstrated leadership in managing Annaly’s Agency and Residential Credit investment strategies, most recently as Head of Securitized Products, since joining Annaly in 2015. He has over 20 years of experience in U.S. fixed income markets. Prior to joining Annaly, Mr. Ertas worked at Citigroup Inc., where he was most recently a Managing Director and Head of Mortgage Derivatives Trading. Mr. Ertas has also held mortgage trading positions at Barclays PLC and Lehman Brothers Holdings Inc. Mr. Ertas received a B.S. in Industrial Engineering from Bogazici University in Istanbul, Turkey and a M.B.A. from the Yale School of Management.

David L. Finkelstein, Chief Executive Officer, commented: “As we further expand our mortgage finance footprint, I am happy to announce that Ilker has been promoted to Chief Investment Officer. This transition, which is part of our broader executive leadership planning, is a natural one as Ilker has been instrumental in shaping our current investment portfolio, leveraging his deep knowledge of Agency MBS, non-Agency securities and whole loans, and other residential and commercial products, including mortgage servicing rights. I’ve worked with Ilker for over two decades and I am confident in his ability to manage our investment strategies and deliver a strong return for our shareholders.”

Ilker Ertas, Chief Investment Officer, stated: “I am honored to take on my new role as Chief Investment Officer. Annaly has been a leader in the mortgage finance industry since its founding and I am excited to help steer the portfolio as we continue to grow into new areas such as mortgage servicing rights and expanded products within residential credit. With the largest capital base in the mortgage REIT sector and a high-quality investment portfolio, Annaly is well positioned to continue to provide competitive risk-adjusted returns for our shareholders. I am grateful to David for his support and look forward to our continued partnership.”

About Annaly

Annaly is a leading diversified capital manager with investment strategies across mortgage finance and corporate middle market lending. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.

Forward-Looking Statements

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; our ability to grow our residential credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Contact

Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
investor@annaly.com